Exhibit 99.2

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Form 8-K are defined below:

Abbreviation or Acronym	Definition

ARO	Asset retirement obligation

Atlantic Coast Pipeline	Atlantic Coast Pipeline, LLC, a limited liability company owned by Dominion Energy, Duke and Southern Company Gas

bcf	Billion cubic feet

Blue Racer	Blue Racer Midstream, LLC, a joint venture between Caiman Energy II, LLC and FR BR Holdings, LLC effective December 2018

Companies	Dominion Energy, Virginia Power and Dominion Energy Gas, collectively

Cooling degree days

Units measuring the extent to which the average daily temperature is greater than 65 degrees Fahrenheit, or 75 degrees Fahrenheit in DESC’s service territory, calculated as the difference between 65 or 75 degrees, as applicable, and the average temperature for that day

Cove Point	Dominion Energy Cove Point LNG, LP

Cove Point Holdings	Cove Point GP Holding Company, LLC

DECG	Dominion Energy Carolina Gas Transmission, LLC

DESC

Dominion Energy South Carolina, Inc. (formerly known as South Carolina Electric & Gas Company), its consolidated subsidiaries or operating segments, or the entirety of Dominion Energy South Carolina, Inc. and its consolidated subsidiaries

Dominion Energy

The legal entity, Dominion Energy, Inc., one or more of its consolidated subsidiaries (other than Virginia Power and Dominion Energy Gas) or operating segments, or the entirety of Dominion Energy, Inc. and its consolidated subsidiaries

Dominion Energy Gas

The legal entity, Dominion Energy Gas Holdings, LLC, one or more of its consolidated subsidiaries or operating segment, or the entirety of Dominion Energy Gas Holdings, LLC and its consolidated subsidiaries

Dominion Energy Midstream

The legal entity, Dominion Energy Midstream Partners, LP, one or more of its consolidated subsidiaries, Cove Point Holdings, Iroquois GP Holding Company, LLC, DECG and Dominion Energy Questar Pipeline, or the entirety of Dominion Energy Midstream Partners, LP and its consolidated subsidiaries

Dominion Energy Questar Pipeline	Dominion Energy Questar Pipeline, LLC, one or more of its consolidated subsidiaries, or the entirety of Dominion Energy Questar Pipeline, LLC and its consolidated subsidiaries

Duke	The legal entity, Duke Energy Corporation, one or more of its consolidated subsidiaries or operating segments, or the entirety of Duke Energy Corporation and its consolidated subsidiaries

EPS	Earnings per share

Export Customers	ST Cove Point, LLC, a joint venture of Sumitomo Corporation and Tokyo Gas Co., Ltd., and GAIL Global (USA) LNG, LLC

FERC	Federal Energy Regulatory Commission

Gas Infrastructure	Gas Infrastructure Group operating segment

GHG	Greenhouse gas

Heating degree days

Units measuring the extent to which the average daily temperature is less than 65 degrees Fahrenheit, or 60 degrees Fahrenheit in DESC’s service territory, calculated as the difference between 65 or 60 degrees, as applicable, and the average temperature for that day

Abbreviation or Acronym	Definition

Iroquois	Iroquois Gas Transmission System, L.P.

Liquefaction Facility	A natural gas export/liquefaction facility at Cove Point

LNG	Liquefied natural gas

MD&A	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Millstone	Millstone nuclear power station

MWh	Megawatt hour

NND Project

V.C. Summer Units 2 and 3 new nuclear development project under which SCANA and Santee Cooper undertook to construct two Westinghouse AP1000 Advanced Passive Safety nuclear units in Jenkinsville, South Carolina

Order 1000	Order issued by FERC adopting requirements for electric transmission planning, cost allocation and development

PJM	PJM Interconnection, L.L.C.

Power Delivery	Power Delivery Group operating segment

Power Generation	Power Generation Group operating segment

PURA	Connecticut’s Public Utility Regulatory Authority

Santee Cooper	South Carolina Public Service Authority

SCANA	The legal entity, SCANA Corporation, one or more of its consolidated subsidiaries or the entirety of SCANA Corporation and its consolidated subsidiaries

SCANA Combination	Dominion Energy’s acquisition of SCANA completed on January 1, 2019 pursuant to the terms of the SCANA Merger Agreement

SCANA Merger Agreement	Agreement and plan of merger entered on January 2, 2018 between Dominion Energy and SCANA

SEC	U.S. Securities and Exchange Commission

Southeast Energy	Southeast Energy Group operating segment

Standard & Poor’s	Standard & Poor’s Ratings Services, a division of S&P Global Inc.

Virginia Power

The legal entity, Virginia Electric and Power Company, one or more of its consolidated subsidiaries or operating segments, or the entirety of Virginia Electric and Power Company and its consolidated subsidiaries

Westinghouse	Westinghouse Electric Company LLC

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MD&A discusses Dominion Energy’s results of operations and general financial condition and Virginia Power’s and Dominion Energy Gas’ results of operations. MD&A should be read in conjunction with the Companies’ Consolidated Financial Statements. Virginia Power and Dominion Energy Gas meet the conditions to file under the reduced disclosure format, and therefore have omitted certain sections of MD&A.

Contents of MD&A

MD&A consists of the following information:

•	Forward-Looking Statements

•	Accounting Matters – Dominion Energy

•	Dominion Energy

•	Results of Operations

•	Segment Results of Operations

•	Virginia Power

•	Results of Operations

•	Dominion Energy Gas

•	Results of Operations

•	Liquidity and Capital Resources – Dominion Energy

•	Future Issues and Other Matters – Dominion Energy

Forward-Looking Statements

This report contains statements concerning the Companies’ expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In most cases, the reader can identify these forward-looking statements by such words as “anticipate,” “estimate,” “forecast,” “expect,” “believe,” “should,” “could,” “plan,” “may,” “continue,” “target” or other similar words.

The Companies make forward-looking statements with full knowledge that risks and uncertainties exist that may cause actual results to differ materially from predicted results. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additionally, other factors may cause actual results to differ materially from those indicated in any forward-looking statement. These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding and changes in water temperatures and availability that can cause outages and property damage to facilities;

•	Federal, state and local legislative and regulatory developments, including changes in federal and state tax laws and regulations;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for GHGs and other substances, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Unplanned outages at facilities in which the Companies have an ownership interest;

•

Fluctuations in energy-related commodity prices and the effect these could have on Dominion Energy’s and Dominion Energy Gas’ earnings and the Companies’ liquidity position and the underlying value of their assets;

•	Counterparty credit and performance risk;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Risks associated with Virginia Power’s membership and participation in PJM, including risks related to obligations created by the default of other participants;

•

Risks associated with entities in which Dominion Energy Gas shares ownership with third parties, including risks that result from lack of sole decision making authority, disputes that may arise between Dominion Energy Gas and third party participants and difficulties in exiting these arrangements;

•	Changes in future levels of domestic and international natural gas production, supply or consumption;

•	Fluctuations in future volumes of LNG imports or exports from the U.S. and other countries worldwide or demand for, purchases of, and prices related to natural gas or LNG;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts by Dominion Energy and Virginia Power and in benefit plan trusts by Dominion Energy and Dominion Energy Gas;

•	Fluctuations in interest rates or foreign currency exchange rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•	Impacts of acquisitions, including the recently completed SCANA Combination, divestitures, transfers of assets to joint ventures and retirements of assets based on asset portfolio reviews;

•	Receipt of approvals for, and timing of, closing dates for acquisitions and divestitures;

•

Changes in rules for regional transmission organizations and independent system operators in which Dominion Energy and Virginia Power participate, including changes in rate designs, changes in FERC’s interpretation of market rules and new and evolving capacity models;

•	Political and economic conditions, including inflation and deflation;

•	Domestic terrorism and other threats to the Companies’ physical and intangible assets, as well as threats to cybersecurity;

•

Changes in demand for the Companies’ services, including industrial, commercial and residential growth or decline in the Companies’ service areas, changes in supplies of natural gas delivered to Dominion Energy and Dominion Energy Gas’ pipeline and processing systems, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•

Additional competition in industries in which the Companies operate, including in electric markets in which Dominion Energy’s merchant generation facilities operate and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in Dominion Energy and Virginia Power’s service territory in connection with Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•

Changes to regulated electric rates collected by Dominion Energy and Virginia Power and regulated gas distribution, transportation and storage rates, including LNG storage, collected by Dominion Energy and Dominion Energy Gas;

•	Changes in operating, maintenance and construction costs;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

•

The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated, including as a result of increased public involvement or intervention in such projects;

•	Adverse outcomes in litigation matters or regulatory proceedings, including matters acquired in the SCANA Combination; and

•

The impact of operational hazards, including adverse developments with respect to pipeline and plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events.

Additionally, other risks that could cause actual results to differ from predicted results are set forth in Item 1A. Risk Factors in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019.

The Companies’ forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Companies caution the reader not to place undue reliance on their forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. The Companies undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

Accounting Matters

Critical Accounting Policies and Estimates

As of March 31, 2019, there have been no significant changes with regard to the critical accounting policies and estimates disclosed in MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019. The policies disclosed included the accounting for regulated operations, AROs, income taxes, derivative contracts and financial instruments at fair value, impairment testing of goodwill, long-lived assets and equity method investments and employee benefit plans.

Dominion Energy

Results of Operations

Presented below is a summary of Dominion Energy’s consolidated results:

	2019	2018	$ Change
(millions, except EPS)
First Quarter
Net income (loss) attributable to Dominion Energy	$(680)	$503	$(1,183)
Diluted EPS	(0.86)	0.77	(1.63)

Overview

First Quarter 2019 vs. 2018

Net income attributable to Dominion Energy decreased $1.2 billion, primarily due to charges for refunds of amounts previously collected from retail electric customers of DESC for the NND Project, certain regulatory assets and property, plant and equipment acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery, a settlement agreement of a DESC ratepayer class action lawsuit and the planned early retirement of certain Virginia Power electric generation facilities and automated meter reading infrastructure. These decreases were partially offset by an increase in net investment earnings on nuclear decommissioning trust funds and the absence of a charge associated with Virginia legislation enacted in March 2018.

Analysis of Consolidated Operations

Presented below are selected amounts related to Dominion Energy’s results of operations:

	First Quarter
	2019	2018	$ Change
(millions)
Operating revenue	$3,858	$3,466	$392
Electric fuel and other energy-related purchases	791	744	47
Purchased electric capacity	39	14	25
Purchased gas	730	340	390

Net revenue	2,298	2,368	(70)

Other operations and maintenance	1,002	795	207
Depreciation, depletion and amortization	651	498	153
Other taxes	292	199	93
Impairment of assets and other charges	835	1	834
Other income	388	100	288
Interest and related charges	469	314	155
Income tax expense	114	135	(21)
Noncontrolling interests	3	23	(20)

An analysis of Dominion Energy’s results of operations follows:

First Quarter 2019 vs. 2018

Net revenue decreased 3%, primarily reflecting:

●

A $390 million net decrease from the SCANA Combination, due to a $1.0 billion charge for refunds of amounts previously collected from retail electric customers of DESC for the NND Project, partially offset by operations acquired ($617 million);

●	A $47 million decrease from the absence of certain merchant generation facilities sold in 2018;

●	A $33 million decrease in sales to Virginia Power retail customers from a decrease in heating degree days;

●	A $16 million decrease due to the annual PJM capacity performance market effective June 2018; and

●	A $15 million decrease in services performed for Atlantic Coast Pipeline.

These decreases were partially offset by:

●	The absence of a $215 million charge associated with Virginia legislation enacted in March 2018 that required one-time rate credits of certain amounts to utility customers; and

●

A $194 million increase due to commencement of commercial operations of the Liquefaction Facility, including terminalling services provided to the Export Customers ($174 million) and regulated gas transportation contracts to serve the Export Customers ($21 million).

Other operations and maintenance increased 26%, primarily reflecting:

●	A $184 million increase from the operations acquired in the SCANA Combination;

●	Merger and integration-related costs associated with the SCANA Combination ($111 million);

●	The absence of gains related to agreements to convey shale development rights under natural gas storage fields ($44 million); and

●

A $20 million increase in operating expenses from the commercial operations of the Liquefaction Facility and costs associated with regulated gas transportation contracts to serve the Export Customers; partially offset by

●	A benefit from the revision of future ash pond and landfill closure costs as a result of Virginia legislation enacted in March 2019 ($113 million);

●	A $25 million decrease in storm damage and service restoration costs at Virginia Power, primarily due to the absence of Winter Storm Riley ($31 million); and

●	A $15 million decrease in services performed for Atlantic Coast Pipeline. These expenses are billed to Atlantic Coast Pipeline and do not significantly impact net income.

Depreciation, depletion and amortization increased 31%, primarily due to property, plant and equipment acquired in the SCANA Combination ($128 million) and an increase from various growth projects being placed into service ($51 million), including the Liquefaction Facility ($28 million).

Other taxes increased 47%, primarily due to the SCANA Combination.

Impairment of assets and other charges increased $834 million, primarily due to a $368 million charge related to the early retirement of certain Virginia Power electric generation facilities, a $169 million charge for a settlement agreement of a DESC ratepayer class action lawsuit, a $160 million charge related to Virginia Power’s planned early retirement of certain automated meter reading infrastructure and a $105 million charge for property, plant and equipment acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

Other income increased $288 million, primarily reflecting an increase in net investment earnings on nuclear decommissioning trust funds.

Interest and related charges increased 49%, primarily due to debt acquired in the SCANA Combination ($93 million), the absence of capitalization of interest expense associated with the Liquefaction Facility upon completion of construction ($42 million) and higher long-term debt interest expense resulting from net debt issuances in 2018 ($19 million).

Income tax expense decreased 16%, primarily due to lower pre-tax income ($220 million), partially offset by a charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery ($198 million).

Noncontrolling interests decreased $20 million, primarily due to the acquisition of the public interest in Dominion Energy Midstream in January 2019.

Segment Results of Operations

Segment results include the impact of intersegment revenues and expenses, which may result in intersegment profit and loss. Presented below is a summary of contributions by Dominion Energy’s operating segments to net income attributable to Dominion Energy:

	Net Income attributable to Dominion Energy			Diluted EPS
	2019	2018	$ Change	2019	2018	$ Change
(millions, except EPS)
First Quarter
Power Delivery	$155	$156	$(1)	$0.19	$0.24	$(0.05)
Power Generation	308	348	(40)	0.39	0.54	(0.15)
Gas Infrastructure	359	327	32	0.45	0.50	(0.05)
Southeast Energy	132	—	132	0.17	—	0.17

Primary operating segments	954	831	123	1.20	1.28	(0.08)
Corporate and Other	(1,634)	(328)	(1,306)	(2.06)	(0.51)	(1.55)

Consolidated	$(680)	$503	$(1,183)	$(0.86)	$0.77	$(1.63)

Power Delivery

Presented below are selected operating statistics related to Power Delivery’s operations:

	First Quarter
	2019	2018	% Change
Electricity delivered (million MWh)	21.8	22.1	(1)%
Degree days (electric distribution service area):
Cooling	5	8	(38)
Heating	1,892	2,022	(6)
Average electric distribution customer accounts (thousands)(1)	2,617	2,591	1

(1)	Period average.

Presented below, on an after-tax basis, are the key factors impacting Power Delivery’s net income contribution:

	First Quarter 2019 vs. 2018 Increase (Decrease)
	Amount	EPS
(millions, except EPS)
Regulated electric sales:
Weather	$(8)	$(0.01)
Other	3	—
Rate adjustment clause equity return	12	0.02
Other	(8)	(0.01)
Share dilution	—	(0.05)

Change in net income contribution	$(1)	$(0.05)

Power Generation

Presented below are selected operating statistics related to Power Generation’s operations:

	First Quarter
	2019	2018	% Change
Electricity supplied (million MWh):
Utility	21.9	22.3	(2)%
Merchant	5.2	7.3	(29)
Degree days (electric utility service area):
Cooling	5	8	(38)
Heating	1,892	2,022	(6)

Presented below, on an after-tax basis, are the key factors impacting Power Generation’s net income contribution:

	First Quarter 2019 vs. 2018 Increase (Decrease)
	Amount	EPS
(millions, except EPS)
Merchant generation margin	$(10)	$(0.01)
Regulated electric sales:
Weather	(16)	(0.03)
Other	(4)	(0.01)
Electric capacity	(11)	(0.02)
Sale of certain merchant generation facilities	(14)	(0.02)
Other	15	0.02
Share dilution	—	(0.08)

Change in net income contribution	$(40)	$(0.15)

Gas Infrastructure

Presented below are selected operating statistics related to Gas Infrastructure’s operations:

	First Quarter
	2019	2018	% Change
Gas distribution throughput (bcf):
Sales	64	57	12%
Transportation	223	214	4
Heating degree days (gas distribution service area):
Eastern region	2,915	2,915	—
Western region	2,570	2,095	23
Average gas distribution customer accounts (thousands)(1):
Sales	1,272	1,257	1
Transportation	1,111	1,098	1
Average retail energy marketing customer accounts (thousands)(1)	376	862	(56)
(1)	Period average.

Presented below, on an after-tax basis, are the key factors impacting Gas Infrastructure’s net income contribution:

	First Quarter 2019 vs. 2018 Increase (Decrease)
	Amount	EPS
(millions, except EPS)
Cove Point export contracts	$112	$0.17
Noncontrolling interest(1)	14	0.02
Interest expense, net	(50)	(0.07)
Assignment of shale development rights	(32)	(0.05)
Other	(12)	(0.02)
Share dilution	—	(0.10)

Change in net income contribution	$32	$(0.05)

(1)	Reflects the acquisition of the public interest in Dominion Energy Midstream in January 2019.

Southeast Energy

Presented below are selected operating statistics related to Southeast Energy’s operations:

First Quarter 2019
Electricity delivered (million MWh)	5.1
Electricity supplied (million MWh)	5.2
Degree days (electric distribution service area):
Cooling	—
Heating	660
Average electric distribution customer accounts (thousands)(1)	734
Gas distribution throughput (bcf):
Sales	42
Transportation	17
Heating degree days (gas distribution service area)	759
Average gas distribution customer accounts (thousands)(1)	963
Average retail energy marketing customer accounts (thousands)(1)	423

(1)	Period average.

Presented below, on an after-tax basis, are the key factors impacting Southeast Energy’s net income contribution:

	First Quarter 2019 vs. 2018 Increase
	Amount	EPS
(millions, except EPS)
SCANA Combination	$132	$0.17

Change in net income contribution	$132	$0.17

Corporate and Other

Presented below are the Corporate and Other segment’s after-tax results:

	First Quarter
	2019	2018	$ Change
(millions, except EPS)
Specific items attributable to operating segments	$(1,375)	$(218)	$(1,157)
Specific items attributable to Corporate and Other segment	(178)	(20)	(158)

Total specific items	(1,553)	(238)	(1,315)
Other corporate operations(1)	(81)	(90)	9

Total net expense	$(1,634)	$(328)	$(1,306)
EPS impact	$(2.06)	$(0.51)	$(1.55)

(1)	Primarily consists of net interest expense.

Total Specific Items

Corporate and Other includes specific items attributable to Dominion Energy’s primary operating segments that are not included in profit measures evaluated by executive management in assessing those segments’ performance or in allocating resources. See Note 21 to the Consolidated Financial Statements in this report for discussion of these items in more detail. Corporate and Other also includes items attributable to the Corporate and Other segment.

Virginia Power

Results of Operations

Presented below is a summary of Virginia Power’s consolidated results:

	First Quarter
	2019	2018	$ Change
(millions)
Net income	$20	$184	$(164)

Overview

First Quarter 2019 vs. 2018

Net income decreased 89%, primarily due to charges associated with the planned early retirement of certain electric generation facilities and automated meter reading infrastructure. This decrease was partially offset by the absence of a charge associated with Virginia legislation enacted in March 2018 and a benefit from the revision of future ash pond and landfill closure costs as a result of Virginia legislation signed in March 2019.

Analysis of Consolidated Operations

Presented below are selected amounts related to Virginia Power’s results of operations:

	First Quarter
	2019	2018	$ Change
(millions)
Operating revenue	$1,965	$1,748	$217
Electric fuel and other energy-related purchases	596	591	5
Purchased electric capacity	33	14	19

Net revenue	1,336	1,143	193

Other operations and maintenance	279	399	(120)
Depreciation and amortization	304	297	7
Other taxes	85	83	2
Impairment of assets and other charges	546	—	546
Other income	37	3	34
Interest and related charges	135	132	3
Income tax expense	4	51	(47)

An analysis of Virginia Power’s results of operations follows:

First Quarter 2019 vs. 2018

Net revenue increased 17%, primarily reflecting:

•	The absence of a $215 million charge associated with Virginia legislation enacted in March 2018 that required one-time rate credits of certain amounts to utility customers;

•	A $14 million increase from rate adjustment clauses; partially offset by

•	A $33 million decrease in sales to retail customers from a decrease in heating degree days; and

•	A $16 million increase in net electric capacity expense related to the annual PJM capacity performance market effective June 2018.

Other operations and maintenance decreased 30%, primarily reflecting:

•	A benefit from the revision of future ash pond and landfill closure costs as a result of Virginia legislation enacted in March 2019 ($113 million);

•	A $25 million decrease in storm damage and service restoration costs, primarily due to the absence of Winter Storm Riley ($31 million); partially offset by

•	A $10 million increase in certain electric transmission-related expenditures. These expenses are primarily recovered through state and FERC rates and do not impact net income.

Impairment of assets and other charges increased $546 million, primarily due to a $368 million charge related to the early retirement of certain electric generation facilities, a $160 million charge related to the planned early retirement of certain automated meter reading infrastructure and a $17 million charge to write-off the balance of a regulatory asset for which Virginia Power is no longer seeking recovery.

Other income increased $34 million, primarily reflecting an increase in net investment earnings on nuclear decommissioning trust funds.

Income tax expense decreased 92%, primarily due to lower pre-tax income.

Dominion Energy Gas

Results of Operations

Presented below is a summary of Dominion Energy Gas’ consolidated results:

	First Quarter
	2019	2018	$ Change
(millions)
Net income attributable to Dominion Energy Gas	$190	$180	$10

Overview

First Quarter 2019 vs. 2018

Net income increased 6%, primarily due to the commencement of commercial operations of the Liquefaction Facility. This increase was partially offset by the absence of gains related to agreements to convey shale development rights under natural gas storage fields and an increase in interest and related charges.

Analysis of Consolidated Operations

Presented below are selected amounts related to Dominion Energy Gas’ results of operations:

	First Quarter
	2019	2018	$ Change
(millions)
Operating revenue	$566	$389	$177
Purchased gas	12	14	(2)
Other energy-related purchases	1	—	1

Net revenue	553	375	178

Other operations and maintenance	176	162	14
Depreciation and amortization	91	63	28
Other taxes	39	27	12
Gains on sales of assets	—	(44)	44
Earnings from equity method investees	13	20	(7)
Other income	42	17	25
Interest and related charges	87	4	83
Income tax expense	43	43	—
Net income from discontinued operations	54	56	(2)
Noncontrolling interests	36	33	3

An analysis of Dominion Energy Gas’ results of operations follows:

First Quarter 2019 vs. 2018

Net revenue increased 47%, primarily reflecting:

•

A $194 million increase due to commencement of commercial operations of the Liquefaction Facility, including terminalling services provided to the Export Customers ($174 million) and regulated gas transportation contracts to serve the Export Customers ($21 million); partially offset by

•	A $15 million decrease in services performed for Atlantic Coast Pipeline; and

•	An $8 million increase in net fuel costs.

Other operations and maintenance increased 9%, primarily reflecting:

•

A $20 million increase in operating expenses from the commercial operations of the Liquefaction Facility and costs associated with regulated gas transportation contracts to serve the Export Customers; partially offset by

•	A $15 million decrease in services performed for Atlantic Coast Pipeline. These expenses are billed to Atlantic Coast Pipeline and do not significantly impact net income.

Depreciation and amortization increased 44%, primarily due to the Liquefaction Facility being placed into service.

Other taxes increased 44%, primarily due to higher property taxes being paid in relation to the completion of the Liquefaction Facility.

Gains on sales of assets decreased $44 million due to the absence of gains related to agreements to convey shale development rights under natural gas storage fields.

Earnings from equity method investee decreased 35%, primarily due to lower earnings from unsubscribed capacity as a result of a decrease in heating degree days at Iroquois.

Other income increased $25 million, primarily due to interest income from Cove Point’s promissory notes from Dominion Energy issued in 2018.

Interest and related charges increased $83 million, primarily due to the absence of capitalization of interest expense associated with the Liquefaction Facility upon completion of construction ($42 million) and Cove Point’s term loan borrowings in 2018 ($35 million).

Liquidity and Capital Resources

Dominion Energy depends on both internal and external sources of liquidity to provide working capital and as a bridge to long-term debt financings. Short-term cash requirements not met by cash provided by operations are generally satisfied with proceeds from short-term borrowings. Long-term cash needs are met through issuances of debt and/or equity securities.

At March 31, 2019, Dominion Energy had $3.5 billion of unused capacity under its credit facility. See Note 16 to the Consolidated Financial Statements for more information.

A summary of Dominion Energy’s cash flows is presented below:

	2019	2018
(millions)
Cash, restricted cash and equivalents at January 1	$391	$185
Cash flows provided by (used in):
Operating activities	1,171	1,232
Investing activities	(552)	(1,183)
Financing activities	(383)	100

Net increase in cash, restricted cash and equivalents	236	149

Cash, restricted cash and equivalents at March 31	$627	$334

Operating Cash Flows

Net cash provided by Dominion Energy’s operating activities decreased $61 million, primarily due to an increase in property tax payments, decreased customer deposits, increased interest and net changes in other working capital items, partially offset by higher deferred fuel cost recoveries, the commencement of commercial operations of the Liquefaction Facility and operations acquired in the SCANA Combination.

Dominion Energy believes that its operations provide a stable source of cash flow to contribute to planned levels of capital expenditures and maintain or grow the dividend on common shares.

Dominion Energy’s operations are subject to risks and uncertainties that may negatively impact the timing or amounts of operating cash flows, which are discussed in Item 1A. Risk Factors in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019.

Credit Risk

Dominion Energy’s exposure to potential concentrations of credit risk results primarily from its energy marketing and price risk management activities. Presented below is a summary of Dominion Energy’s credit exposure as of March 31, 2019 for these activities. Gross credit exposure for each counterparty is calculated prior to the application of collateral and represents outstanding receivables plus any unrealized on- or off-balance sheet exposure, taking into account contractual netting rights.

	Gross Credit Exposure	Credit Collateral	Net Credit Exposure
(millions)
Investment grade(1)	$98	$—	$98
Non-investment grade(2)	12	—	12
No external ratings:
Internally rated—investment grade(3)	18	1	17
Internally rated—non-investment grade(4)	56	—	56

Total	$184	$1	$183

(1)

Designations as investment grade are based upon minimum credit ratings assigned by Moody’s Investors Service and Standard & Poor’s. The five largest counterparty exposures, combined, for this category represented approximately 43% of the total net credit exposure.

(2)	The five largest counterparty exposures, combined, for this category represented approximately 6% of the total net credit exposure.
(3)	The five largest counterparty exposures, combined, for this category represented approximately 10% of the total net credit exposure.

(4)	The five largest counterparty exposures, combined, for this category represented approximately 25% of the total net credit exposure.

Investing Cash Flows

Net cash used in Dominion Energy’s investing activities decreased $631 million, primarily due to cash acquired in the SCANA Combination, proceeds from the sale of Blue Racer and a decrease in plant construction and other property additions.

Financing Cash Flows and Liquidity

Dominion Energy relies on capital markets as significant sources of funding for capital requirements not satisfied by cash provided by its operations. As discussed further in Credit Ratings and Debt Covenants in MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, the ability to borrow funds or issue securities and the return demanded by investors are affected by credit ratings. In addition, the raising of external capital is subject to certain regulatory requirements, including registration with the SEC for certain issuances.

Dominion Energy currently meets the definition of a well-known seasoned issuer under SEC rules governing the registration, communications and offering processes under the Securities Act of 1933, as amended. The rules provide for a streamlined shelf registration process to provide registrants with timely access to capital. This allows Dominion Energy to use automatic shelf registration statements to register any offering of securities, other than those for exchange offers or business combination transactions.

Net cash used by Dominion Energy’s financing activities was $383 million for the three months ended March 31, 2019, compared to net cash provided by financing activities of $100 million for the three months ended March 31, 2018, primarily due to lower issuance of common stock and higher common dividend payments.

In November 2017, Dominion Energy filed an SEC shelf registration statement for the sale of up to $3.0 billion of variable denomination floating rate demand notes, called Dominion Energy Reliability InvestmentSM. The registration limits the principal amount that may be outstanding at any one time to $1.0 billion. The notes are offered on a continuous basis and bear interest at a floating rate per annum determined by the Dominion Energy Reliability Investment Committee, or its designee, on a weekly basis. The notes have no stated maturity date, are non-transferable and may be redeemed in whole or in part by Dominion Energy or at the investor’s option at any time. The balance as of March 31, 2019 was $19 million. The notes are short-term debt obligations on Dominion Energy’s Consolidated Balance Sheets. The proceeds will be used for general corporate purposes and to repay debt.

In January 2019, Dominion Energy acquired all outstanding partnership interests of Dominion Energy Midstream not owned by Dominion Energy through the issuance of 22.5 million common shares. See Note 16 to the Consolidated Financial Statements for additional information.

In January 2019, in connection with the SCANA Combination, Dominion Energy issued 95.6 million shares of Dominion Energy common stock, valued at $6.8 billion, representing 0.6690 of a share of Dominion Energy common stock for each share of SCANA common stock outstanding at closing. SCANA’s outstanding debt totaled $6.9 billion at closing.

See Note 16 to the Consolidated Financial Statements in this report for further information regarding Dominion Energy’s credit facilities, liquidity and significant financing transactions.

Credit Ratings

Credit ratings are intended to provide banks and capital market participants with a framework for comparing the credit quality of securities and are not a recommendation to buy, sell or hold securities. In the Credit Ratings section of MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, there is a discussion on the use of capital markets by Dominion Energy as well as the impact of credit ratings on the accessibility and costs of using these markets. As of March 31, 2019, there have been no changes in Dominion Energy’s credit ratings.

Debt Covenants

In the Debt Covenants section of MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, there is a discussion on the various covenants present in the enabling agreements underlying Dominion Energy’s debt. As of March 31, 2019, there have been no material changes to debt covenants, nor any events of default under Dominion Energy’s debt covenants.

Future Cash Payments for Contractual Obligations and Planned Capital Expenditures

As of March 31, 2019, there have been no material changes outside the ordinary course of business to Dominion Energy’s contractual obligations nor any material changes to planned capital expenditures as disclosed in MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019.

Use of Off-Balance Sheet Arrangements

As of March 31, 2019, there have been no material changes in the off-balance sheet arrangements disclosed in MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019.

Future Issues and Other Matters

The following discussion of future issues and other information includes current developments of previously disclosed matters and new issues arising during the period covered by, and subsequent to, the dates of Dominion Energy’s Consolidated Financial Statements that may impact future results of operations, financial condition and/or cash flows. This section should be read in conjunction with Item 1. Business and Future Issues and Other Matters in MD&A in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, and Note 17 to the Consolidated Financial Statements in this report for additional information on various environmental matters.

Environmental Matters

Dominion Energy is subject to costs resulting from a number of federal, state and local laws and regulations designed to protect human health and the environment. These laws and regulations affect future planning and existing operations. They can result in increased capital, operating and other costs as a result of compliance, remediation, containment and monitoring obligations. See Note 22 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, and Note 17 in this report for additional information on various environmental matters.

Legal Matters

See Notes 3, 13 and 22 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, and Notes 13 and 17 to the Consolidated Financial Statements in this report for additional information on various legal matters.

Regulatory Matters

See Notes 3 and 13 to the Consolidated Financial Statements in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2018, as updated in Current Report on Form 8-K, filed November 18, 2019, and Note 13 to the Consolidated Financial Statements in this report for additional information on various regulatory matters.

Atlantic Coast Pipeline

In September 2014, Dominion Energy, along with Duke and Southern Company Gas, announced the formation of Atlantic Coast Pipeline. Atlantic Coast Pipeline is focused on constructing an approximately 600-mile natural gas pipeline running from West Virginia through Virginia to North Carolina. During the third and fourth quarters of 2018, a FERC stop work order together with delays in obtaining permits necessary for construction and delays in construction due to judicial actions impacted the cost and schedule for the project. As a result project cost estimates have increased from between $6.0 billion to $6.5 billion to between $7.0 billion to $7.5 billion, excluding financing costs. Atlantic Coast Pipeline expects to achieve a late 2020 in-service date for at least key segments of the project, while the remainder may extend into early 2021. Alternatively, if it takes longer to resolve the judicial issues, such as through appeal to the Supreme Court of the U.S., full in-service could extend to the end of 2021 with total project cost estimated to increase an additional $250 million, resulting in total project cost estimates of $7.25 billion to $7.75 billion excluding financing costs. Abnormal weather, work delays (including due to judicial or regulatory action) and other conditions may result in further cost or schedule modifications in the future, which could result in a material impact to Dominion Energy’s cash flows, financial position and/or results of operations.

Millstone Agreement

In November 2017, Connecticut adopted the Act Concerning Zero Carbon Solicitation and Procurement, which allows nuclear generating facilities to compete for power purchase agreements in a state sponsored procurement for electricity. In February 2018, Connecticut regulators recommended pursuing the procurement. In May 2018 Millstone petitioned to be considered an “existing resource confirmed at risk” and subsequently participated in the state sponsored procurement for electricity. Being considered “at risk” allows the Department of Energy and Environmental Protection to consider factors other than price, such as environmental and economic benefits, when evaluating Dominion Energy’s bids. In December 2018, PURA confirmed that Millstone should be considered an “existing resource confirmed at risk” in the state’s Department of Energy and Environmental Protection zero carbon procurement. An agreement was reached in March 2019 between Dominion Energy, Eversource Energy and The United Illuminating Company for Millstone to provide nine million MWh per year of electricity for ten years. This agreement is required to be approved by PURA, which is expected by the end of 2019.